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                                                                    EXHIBIT 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated March 13, 1998 and September 18, 1998 included in Level One Communications, Incorporated's Form 10-K for the year ended December 28, 1997 or the Form 8-K/A filed on October 7, 1998, respectively, and to all references to our Firm included in this registration statement.

Arthur Andersen LLP

By:

 /s/ Arthur Andersen LLP
  -------------------------

Sacramento, California

November 23, 1998